UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	May 9, 2019

First Bancorp

(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-15572	56-1421916
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

300 SW Broad Street, Southern Pines, NC	28387
(Address of Principal Executive Offices)	(Zip Code)

(910) 246-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

First Bancorp
INDEX

Page

Item 5.07 – Submission of Matters to a Vote of Security Holders	3

Signatures	4

Item 5.07 – Submission of Matters to a Vote of Security Holders

On May 9, 2019, First Bancorp (the “Company”) held its annual meeting of shareholders. At the meeting, the Company’s shareholders: (i) elected each of the thirteen persons listed below under Proposal 1 to serve as a director of the Company until the 2020 annual meeting; (ii) ratified the appointment of BDO USA, LLP as the independent auditors of the Company for 2019; and (iii) approved, on a non-binding advisory basis, the Company’s named executive officer compensation (“say on pay”).

The following table describes the results of the voting at the annual meeting.

Proposal or Name of Nominee	Shares Voted “For”	Shares Voted “Against”	Shares Withheld	Shares Abstained	Broker Non-Votes
Proposal 1: To elect thirteen nominees to the Board of Directors to serve until the 2020 annual meeting of shareholders, or until their successors are elected and qualified
Daniel T. Blue, Jr.	20,879,316	−	82,327	−	4,835,490
Mary Clara Capel	20,810,668	−	150,975	−	4,835,490
James C. Crawford, III	20,768,244	−	193,399	−	4,835,490
Suzanne S. Deferie	20,731,329	−	230,314	−	4,835,490
Abby J. Donnelly	20,900,604	−	61,039	−	4,835,490
John B. Gould	20,888,677	−	72,966	−	4,835,490
Michael G. Mayer	20,732,210	−	229,433	−	4,835,490
Richard H. Moore	20,846,472	−	115,171	−	4,835,490
Thomas F. Phillips	20,784,222	−	177,421	−	4,835,490
O. Temple Sloan, III	20,750,179	−	211,464	−	4,835,490
Frederick L. Taylor II	20,784,574	−	177,069	−	4,835,490
Virginia C. Thomasson	20,804,613	−	157,030	−	4,835,490
Dennis A. Wicker	17,703,146	−	3,258,497	−	4,835,490

Proposal 2: To ratify the appointment of BDO USA, LLP as the independent auditors of the Company for 2019.	25,296,904	392,000	−	108,229	−

Proposal 3: To approve, on a non-binding advisory basis, the Company’s named executive officer compensation (“say on pay”).	20,426,839	364,837	−	169,967	4,835,490

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Bancorp

May 10, 2019	By:	/s/ Richard H. Moore
Richard H. Moore
Chief Executive Officer

4